Exhibit 15


October 23, 1996

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our reports dated April 22, 1996 and July 19, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about October 23, 1996. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

/s/ Price Waterhouse